Exhibit 10.18

February 23, 2021

PERSONAL AND CONFIDENTIAL

Luca Giacometti

CEO

Galileo Acquisition Corp.

1049 Park Ave, 14A

New York, NY 10028

Dear Luca:

This letter agreement (this “Agreement”) is to confirm our understanding of the basis upon which Stifel, Nicolaus & Company, Incorporated (“Stifel”) is being engaged to act as exclusive placement agent for Galileo Acquisition Corp. (together with any present and future subsidiaries of Galileo Acquisition Corp., the “Company”), in seeking, arranging, negotiating and generally advising with respect to the placement, in one or a series of transactions, of a Private Investment in a Public Equity (PIPE) transaction exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Act”), in connection with the Company’s proposed Business Combination (as defined below) transaction (the “Target Transaction”) with Shapeways, Inc., a Delaware corporation (the “Target”) (such PIPE transaction conducted in connection with the Target Transaction, the “Financing”). A Financing shall also include, without limitation, any PIPE transaction in connection with the Target Transaction that is arranged by Stifel through the Target in connection with the Transaction or through or any new entity that is established to effectuate the Target Transaction.

I. Services of Stifel

Stifel will endeavor to obtain one or more commitments for the Financing (individually a “Commitment” and collectively the “Commitments”) from, and assist the Company with consummating the Financing with, one or more investors that are “qualified institutional buyers” (within the meaning of Rule 144A under the Act) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Act) (collectively, the “Investors”). During the term of the Agreement, Stifel shall perform or cause one or more of its affiliates to perform, and the Company hereby grants Stifel and its affiliates the exclusive right and authority to perform, the following services:

A.            Assist the Company in the preparation of materials (collectively, the “Documents”) that include select business and financial information about the Company and the Target, the proposed use of proceeds from the Financing and the Target Transaction, a description of the proposed Financing with proposed terms and conditions, and other relevant information as Investors may request.

Galileo Acquisition Corp.

February 23, 2021

B.            Contact and seek to elicit interest from one or more Investors to participate in the Financing.

C.            Arrange for meetings or calls between potential Investors and representatives of the Company (and if requested by the Company, the Target), and participate in such meetings and assist the Company and the Target in preparing for such meetings.

D.            Coordinate inquiries and due diligence requests from and assist in the preparation of additional Documents providing such information and analyses as may be requested by Investors.

E.            Advise the Company as to the procedures to obtain favorable Financing, and assist the Company in structuring the Financing and evaluating and negotiating the terms and conditions of any Commitment.

F.            Assist the Company in closing the Financing after a Commitment is procured.

II. Representations, Warranties, Terms and Conditions

The Company hereby represents and warrants to, and agrees with, Stifel as follows:

A.            This Agreement has been duly authorized and represents the legal, valid, binding and enforceable obligation of the Company and that neither this Agreement nor the consummation of the transactions contemplated hereby requires the approval or consent of any governmental or regulatory agency or violates any law, regulation, contract or order binding on the Company. The Company further represents and warrants that the Company is in all respects qualified and authorized to accept the Commitments being arranged by Stifel. The Customer Due Diligence Requirements for Financial Institutions Rule (the “CDD Rule”) promulgated by the Financial Crimes Enforcement Network (“FinCEN”) requires Stifel to identify and verify the identity of beneficial owners of its legal entity clients. Unless an exemption to the CDD Rule applies, the Company agrees to cooperate with, and provide to, Stifel all information and documents required by FinCEN in order to comply with the CDD Rule.

B.            Stifel’s services in obtaining the Financing are fully performed at the time the Company accepts or otherwise enters into a Commitment and the Financing closes.

C.            Stifel is hereby granted the sole and exclusive right and authority to locate Financing sources and to obtain Commitments during the term of this Agreement. The Company acknowledges that the Placement Fee may be payable after the termination or expiration of this Agreement in accordance with Section III(B) below. In order that the Company and Stifel can best coordinate efforts to obtain a Commitment satisfactory to the Company, the Company agrees that it will not initiate or engage in any discussions relating to a Financing during the term of this Agreement except through Stifel.

Galileo Acquisition Corp.

February 23, 2021

D.            The Company will, subject to Section II(L) below, furnish Stifel with all information and material in its possession or control concerning the Company, the Target Transaction and the Financing which Stifel reasonably requests in connection with the performance of its obligations hereunder. The Company represents and warrants that all information (other than with respect to relating to the Target, for which such representation and warranty is made to the knowledge of the Company) made available to Stifel by the Company or contained in the Documents will, at all times during the period of the engagement of Stifel hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company further represents and warrants that any projections provided to Stifel or contained in the Documents will to the knowledge of the Company have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder, Stifel will be using and relying upon, without any independent investigation or verification thereof, all information that is or will be furnished to Stifel by or on behalf of the Company and on publicly available information, and Stifel will not in any respect be responsible for the accuracy or completeness of any of the foregoing kinds of information, and that Stifel will not undertake to make an independent appraisal of any of the assets of the Company. The Company understands that in rendering services hereunder Stifel does not provide accounting, legal or tax advice and will rely upon the advice of counsel to the Company and other advisors to the Company as to accounting, legal, tax and other matters relating to the Financing or any other transaction contemplated by this Agreement.

E.            In connection with engagements of the nature covered by this Agreement, it is Stifel’s practice to provide for indemnification, contribution, and limitation of liability. By signing this Agreement, the Company agrees to the provisions attached to this Agreement (Attachment A), which provisions are expressly incorporated by reference herein, but which in all cases are subject to the provisions of Section IV(H) hereof.

F.            The Company shall make or cause to be made state “blue sky” applications in such states and jurisdictions, if any, as shall be required by law in connection with the Financing. It shall be the Company’s obligation to bear all blue sky counsel fees and expenses.

G.            It is understood that the offer and sale of the securities sold in the Financing (the “Securities”) will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”). The Company will not, directly or indirectly, make any offer or sale of Securities or of securities of the same or a similar class as the Securities if as a result the offer and sale of Securities contemplated hereby would fail to be entitled to an exemption from the registration requirements of the Act. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Act.

Galileo Acquisition Corp.

February 23, 2021

H.            The Company hereby represents and warrants to Stifel that: (i) as of the date hereof, the Company is not disqualified from relying on Rule 506 of Regulation D under the Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Securities in the Financing, and the Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists as of  the date hereof; (ii) there are no matters that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, and the Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) would have existed before September 23, 2013 and whether any disclosure is required to be made to potential Investors under Rule 506(e); and (iii) any outstanding securities of the Company (of any kind or nature) that were issued in reliance on Rule 506 at any time on or after September 23, 2013 have been issued in compliance with Rule 506(d) and (e), and no party has any reasonable basis for challenging any such reliance on Rule 506 in connection therewith.

I.            (a)  Stifel hereby represents and warrants to the Company that: (i) as of the date hereof, Stifel is not subject to any of the disqualifying events stated in Rule 506(d)(1) in connection with the issuance and sale of the Securities in the Financing that have not been waived pursuant to Rule 506(d)(2), and Stifel has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualifying event under Rule 506(d)(1) exists as of the date hereof; and (ii) there are no matters that would have triggered disqualification under Rule 506(d)(1) but which occurred before September 23, 2013, and Stifel has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d)(1) would have existed before September 23, 2013 and whether any disclosure is required to be made to potential Investors under Rule 506(e).

Galileo Acquisition Corp.

February 23, 2021

(b)            The Company (i) shall include the description contained on Attachment B (the “Required Waiver Disclosure”) in the Transaction Documents or other offering materials provided to Investors in connection with the Financing, and (ii) shall cause such Required Waiver Disclosure to be provided to each Investor a reasonable time prior to the date any Securities are sold to each such Investor, and all otherwise in compliance with Rule 506(d).

J.            Each of the Company and Stifel shall confirm, as of the date of execution of definitive documentation with Investors in the Financing (the “Transaction Documents”), the matters set forth in Sections H and I above. In any event, the Company acknowledges that Stifel has a right to rely on, and will rely on, the representations and warranties of the Company and the Investors set forth in the Transaction Documents, and Stifel shall be an addressee of all opinions of counsel, if any, delivered to the Investors.

K.            The Company hereby represents and warrants to Stifel that the Company will obtain representations from each Investor that is an employee benefit plan subject to the Employee Retirement Income Security Act (“ERISA”) or a “plan” subject to section 4975 of the Internal Revenue Code that Stifel has not acted, and will not be treated, as an “investment advice fiduciary” (as contemplated in 29 C.F.R. 2510.3-21) for purposes of ERISA and section 4975 of the Internal Revenue Code, in connection with any Commitments by, or information provided to, such Investor by reason of 29 C.F.R. 2510.3-21(c)(1) – the exception for “transactions with independent fiduciaries with financial expertise.”

Galileo Acquisition Corp.

February 23, 2021

L.            Stifel acknowledges that, in connection with the services to be provided pursuant to this Agreement, certain confidential, non-public and proprietary information concerning the Company, Target, the Target Transaction, the Financing and any potential Investors in connection therewith (“Confidential Information”) has been or may be directly or indirectly disclosed by the Company, Target or their respective Representatives to Stifel or its Representatives. Stifel agrees that, without the Company’s prior consent, no Confidential Information will be (x) used by Stifel or its Representatives other than in connection with performing the services under this Agreement or (y) disclosed, in whole or in part, by Stifel or its Representatives to any other person other than: (i) to those Representatives of Stifel who need access to such Confidential Information for purposes of performing the services to be provided hereunder, who are informed of the confidential nature of such information and bound by non-disclosure and non-use obligations consistent with the provisions of this Agreement; (ii) to the Company, its board of directors or executive officers and each of the Company’s other Representatives bound by confidentiality obligations; or (iii) as may be required by applicable law, regulation, U.S. Securities & Exchange Commission (the “SEC”) or stock exchange requirement or legal process (“Legal Requirement”). The term “Confidential Information” does not include any information: (A) that was already in the possession of Stifel or any of its Representatives on a non-confidential basis prior to the time of disclosure to Stifel or such Representatives; (B) obtained by Stifel or any of its Representatives from a third person which, insofar as is known to Stifel or such Representatives after reasonably inquiry, is not subject to any prohibition against disclosure; (C) which was or is independently developed by Stifel or any of its Representatives without use of or reference to any Confidential Information or violating any confidentiality obligations under this Agreement; or (D) which was or becomes generally available to the public through no fault of or breach of this Agreement by Stifel or its Representatives. If Stifel or its Representative becomes required by Legal Requirement to disclose any Confidential Information, (x) Stifel shall provide prompt notice thereof (to the extent permitted by Legal Requirement) to the Company reasonably in advance of any disclosure, (y) Stifel will (and will cause its Representatives to) reasonably cooperate (at the sole expense of the Company) with any reasonable request of the Company to seek an order or other remedy to prevent or narrow such disclosure, and (z) if after compliance with clauses (x) and (y) above, such disclosure is still required after giving effect to any successful efforts by the Company to prevent or narrow such disclosure, Stifel or its Representative, as applicable, may disclose only that Confidential Information which its counsel advises it is required by Legal Requirement to disclose. Stifel acknowledges that U.S. securities laws and other laws prohibit any person who has material, non-public information concerning a public company from purchasing or selling any of its securities, and from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Stifel acknowledges that the confidentiality provisions of this Section II(L) shall be deemed to be an agreement to keep the Confidential Information in confidence as contemplated by Regulation FD promulgated by the SEC. In addition, Stifel acknowledges and agrees that some of the Confidential Information, including the existence of discussions regarding the Target Transaction or the Financing or the terms or status thereof, may be considered “material non-public information” for purposes of the federal securities laws and that Stifel and its Representatives will abide by all securities laws relating to the handling of and acting upon material non-public information of the Company. The obligations of Stifel set forth in this Section II(L) shall remain in effect during the term of this Agreement and for a period of two (2) years after the termination or expiration of this Agreement. Notwithstanding anything in this Section II(L) to the contrary, the Company acknowledges and agrees that Stifel and certain of its affiliates are full-service broker-dealers engaged in securities transactions in the ordinary course of business and that nothing in this Section II(L) will prohibit or restrict any securities transactions by Stifel or its affiliates or their respective Representatives or clients provided such transactions are not based upon the Confidential Information or otherwise in violation of applicable securities laws or Stifel’s information barrier policies.

Galileo Acquisition Corp.

February 23, 2021

III. Compensation/Payment for Services Performed

In consideration for Stifel’s services hereunder, the Company shall compensate Stifel as follows:

A.            The Company shall pay or cause Stifel to be paid a contingent cash placement fee (the “Placement Fee”) equal to a percentage of the gross proceeds from the proposed Financing (the “Fee Percentage”) as follows:

(a)            if the Company’s sponsor, Galileo Founders Holdings, L.P. (the “Sponsor”), and any other holder of insider shares (as defined in the Prospectus (as defined below)) (“Founder Shares”) or private warrants (as defined in the Prospectus) (“Private Warrants”) are required by Investors to forfeit or transfer to Investors or their affiliates in the aggregate more than ten percent (10%) of the Founder Shares currently outstanding or any of the Private Warrants, or if the price per share for the Securities is less than $10.00 per share, the Fee Percentage will be three percent (3%);

(b)            if the Sponsor and any other holder of Founder Shares are required by Investors to forfeit or transfer to Investors or their affiliates in the aggregate ten percent (10%) or less (but more than zero) of the Founder Shares currently outstanding, but the price per share for the Securities is not less than $10.00 per share, the Fee Percentage will be three and one-half percent (3.5%); or

(c)            if the Sponsor and any other holder of Founder Shares or Private Warrants are not required by Investors to forfeit or transfer to Investors or their affiliates any of the Founder Shares currently outstanding or any Private Warrants, and the price per share of the Securities is not less than $10.00 per share, the Fee Percentage will be four and one-quarter percent (4.25%)

The Placement Fee is due and payable to Stifel upon the closing of the Financing (and if there are multiple closings, a proportionate share thereof will be payable at each such closing). If the Placement Fee is not fully paid when due, the Company agrees to pay all reasonable out-of-pocket costs of collection or other enforcement of Stifel’s rights hereunder in connection therewith, including but not limited to reasonable out-of-pocket attorneys’ fees and expenses, whether collected or enforced by suit or otherwise. The Placement Fee is not negotiable and is not subject to any reduction, set-off, counterclaim or refund for any reason or matter whatsoever.

B.            The Placement Fee will be payable after the termination or expiration of this Agreement (except in the case of a termination by Stifel for Convenience or by the Company for Default, in which case, no Placement Fee shall be payable) if the Company accepts or otherwise enters into any Commitment during the term of this Agreement or within the 12 month period commencing upon the expiration or termination of this Agreement, and the Company closes the Financing (for the avoidance of doubt in connection with the Target Transaction) under such Commitment, whether or not such Financing or Commitment was arranged through Stifel (although such closing may occur subsequent to the expiration of this Agreement), the Company expressly agrees that Stifel’s services have been fully performed as outlined herein, and the Company shall pay Stifel the Placement Fee in accordance with Section III(A) above.

Galileo Acquisition Corp.

February 23, 2021

C.            In addition to the Placement Fee described in Section III(A) above and the obligation of the Company to pay certain expenses set forth in Sections II(E) and II(F) above, and whether or not any Financing is consummated, the Company will pay all of Stifel’s reasonable out-of-pocket expenses (including, without limitation, expenses related to document and presentation materials, travel, external database and communications services, courier and delivery services, and the fees and expenses of its outside legal counsel) incurred in connection with this engagement, subject to the immediately following sentence. Such out-of-pocket expenses shall be payable upon the closing of the Financing or, if earlier, the termination of this Agreement, and the Company shall not have any obligation to pay for any such expenses that exceed $5,000 individually (or together with related expenses) or $25,000 in the aggregate, in each case, without the Company’s prior approval (not to be unreasonably withheld, delayed or conditioned).

IV. Miscellaneous

A.            The term of this engagement will commence on the date of this Agreement and terminate on the first (1st) anniversary of the date of this Agreement; provided, that either party may terminate this Agreement at any time (i) for convenience by giving the other party at least fifteen (15) days’ prior written notice (a termination for “Convenience”) or (ii) by providing written notice to the other party in the event that the other party has breached this agreement in any material respect and failed to cure such breach within ten (10) business days after receipt of written notice of such material breach from the terminating party (a termination for “Default”). The provisions of Sections II(E), II(L) and III (subject to the provisions of Section III(B)) and this Section IV shall survive any expiration or termination of this Agreement.

B.            Stifel is being retained to serve as placement agent solely to the Company, and it is agreed that the engagement of Stifel is not, and shall not be deemed to be, on behalf of, and is not intended to, and will not, confer rights or benefits upon any shareholder or creditor of the Company or upon any other person or entity. No one other than the Company is authorized to rely upon this engagement of Stifel or any statements, conduct or advice of Stifel, and no one other than the Company is intended to be a beneficiary of this engagement. All opinions, advice or other assistance (whether written or oral) given by Stifel in connection with this engagement are intended solely for the benefit and use of the Company and will be treated by the Company as confidential, and no opinion, advice or other assistance of Stifel shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public or other references to Stifel (or to such opinions, advice or other assistance) be made without the express prior written consent of Stifel (not to be unreasonably withheld, delayed or conditioned), except to the extent required by Legal Requirement. The Company covenants and agrees that it will use its best efforts to include a provision in the Transaction Documents in which the applicable Investor: (a) disclaims any reliance upon Stifel or its officers, directors, employees, attorneys or affiliates with respect to the negotiation, execution or performance of such Transaction Documents or any representation or warranty made in, in connection with, or as an inducement to such Transaction Documents; (b) agrees that all claims, obligations, liabilities, demands or causes of action that may be based upon, arise under or relate to the Transaction Documents or its negotiation, execution or performance may be made only against the Company; (c) waives and releases all liabilities, claims, demands, causes of action and obligations against Stifel or its officers, directors, employees, attorneys or affiliates in connection with the Transaction Documents or the Financing; and (d) agrees that Stifel will be a third party beneficiary of such provision.

Galileo Acquisition Corp.

February 23, 2021

C.            The Company agrees that, following the closing or consummation of a Financing, Stifel has the right to place an announcement on its website and/or advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company and a general description of the Financing (subject to Section II(L)). In addition, the Company agrees to include in any press release or public announcement announcing a Financing a reference to Stifel’s role as exclusive placement agent to the Company with respect to such Financing, provided that the Company will submit a copy of any such press release or public announcement to Stifel for its prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

D.            The Company represents and warrants that there are no brokers, representatives or other persons that have an interest in any compensation due to Stifel from any transaction contemplated herein. The Company acknowledges and agrees that Stifel is a full-service securities firm which may be engaged at various times, either directly or through its affiliates, in various activities including, without limitation, securities trading, investment management, financing and brokerage activities and financial advisory services for companies, governments and individuals. In the ordinary course of these activities, which may conflict with the interests of the Company, Stifel and its affiliates from time-to-time may: (i) effect transactions for its own account or the accounts of its clients and hold long or short positions in debt or equity securities or other financial instruments (or related derivative instruments) of the Company or other parties which may be the subject of this engagement or any transaction contemplated hereby; (ii) have had confidential discussions with, and provided information to, clients, potential clients, financial investors or other parties in the Company’s industry (including competitors) regarding various market and strategic matters (including potential strategic alternatives or transactions that may involve the Company); and/or (iii) have performed, or sought to perform, various investment banking, financial advisory or other services for clients who may have conflicting interests with respect to the Company. In particular, the Company acknowledges and agrees that the Target has engaged Stifel as its financial advisor in connection with the Target Transaction, for which Stifel shall be paid customary fees, and the Company hereby waives any potential conflict of interest arising from or relating to such separate engagement of Stifel by the Target.

E.            The terms and provisions of this Agreement (including Attachment A hereto) are solely for the benefit of the Company and Stifel and their respective successors and permitted assigns, and no other person shall acquire or have any third party right of action by virtue of this Agreement, except that the Indemnified Persons shall have the right to indemnification and contribution under Attachment A, provided that as a condition to any such indemnification or contribution, they will agree to be bound by the provisions of Section IV(H) of this Agreement that apply to Stifel. Neither Stifel nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned), and any purported assignment without such consent shall be null and void ab initio. The Company and Stifel acknowledge and agree that Stifel is acting as an independent contractor, and is not a fiduciary of, nor will its engagement hereunder give rise to fiduciary duties to, the Company or the Company’s shareholders. This Agreement represents the entire understanding between the Company and Stifel with respect to the Financing and Stifel’s engagement hereunder, and all prior discussions are merged herein. This Agreement may be executed in two or more counterparts (including fax, pdf or electronic counterparts), all of which together will be considered a single instrument. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS, AND MAY BE AMENDED, MODIFIED, WAIVED OR SUPPLEMENTED ONLY BY WRITTEN INSTRUMENT EXECUTED BY EACH OF THE PARTIES HERETO, WHICH IN THE CASE OF STIFEL MUST BE EXECUTED EITHER BY STIFEL’S HEAD OF INVESTMENT BANKING OR CHIEF OPERATING OFFICER-INVESTMENT BANKING.

Galileo Acquisition Corp.

February 23, 2021

F.            It is understood that Stifel’s obligation under this Agreement is to use its commercially reasonable efforts throughout the period for which it acts as the Company’s exclusive agent as described herein. Stifel’s engagement is not intended to provide the Company or any other person or entity with any assurances that any Financing or other transaction will be consummated, and in no event will Stifel be obligated to purchase Securities for its own account or the accounts of its customers.

G.            The parties hereby submit to the jurisdiction of and venue in the federal courts located in New York, New York (or any appellate court thereof) in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby. If for any reason jurisdiction and/or venue is unavailable in such federal courts, then the parties hereby submit to the jurisdiction of and venue in the state courts located in such city (or any appellate court thereof) in connection with any such dispute or matter. In addition, the parties hereby waive any right to a trial by jury with respect to any such dispute or matter.

H.            Stifel understands that as described in the final prospectus of the Company, dated as of October 17, 2019, and filed with the SEC (File No. 333-234049) on October 21, 2019 (the “Prospectus”), the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public shareholders (including overallotment shares acquired by the Company’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their the Company shares in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of the deadline to consummate a Business Combination, (b) to the Public Shareholders if the Company fails to consummate a Business Combination within 21 months after the closing of the IPO (or up to 24 months if a definitive agreement with respect to a proposed Business Combination has been executed within 21 months after the IPO), subject to extension by amendment to the Company’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay taxes, or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Stifel hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither Stifel nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (or against any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Stifel on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that Stifel or any of its affiliates may have against the Trust Account (or any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (or any distributions therefrom) for any reason whatsoever. Stifel agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company and its affiliates to induce the Company to enter in this Agreement, and Stifel further intends and understands such waiver to be valid, binding and enforceable against Stifel and each of its affiliates under applicable law. The provisions of this Section IV(H) will survive any expiration or termination of this Agreement and continue indefinitely.

Galileo Acquisition Corp.

February 23, 2021

I.            In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement. As used in this Agreement, the term: (x) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; (y) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise); and (z) “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, managers, officers, employees, consultants, shareholders, advisors, agents and other representatives, and in the case of the Company, the Target; provided, that for purposes of this Agreement, Stifel and the Company shall not be deemed to be Representatives of each other. For the avoidance of doubt, any reference in this Agreement to an affiliate of the Company prior to the Business Combination will include the Sponsor.

If the foregoing correctly sets forth the entire understanding and agreement between Stifel and the Company, please so indicate in the space provided for that purpose below and return an executed copy to us, whereupon this letter shall constitute a binding agreement as of the date first above written.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Bryan Dow
Bryan Dow
Managing Director

AGREED, as of February 23, 2021:

Galileo Acquisition Corp.

By:	/s/ Luca Giacometti
Name: Luca Giacometti
Title: CEO

ATTACHMENT A

STIFEL, NICOLAUS & COMPANY, INCORPORATED

INDEMNIFICATION, CONTRIBUTION AND

LIMITATION OF LIABILITY PROVISIONS

(a)	The Company agrees to indemnify and hold harmless Stifel and its affiliates and their respective officers, directors, employees and agents, and any persons controlling Stifel or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (Stifel and each such other person or entity being referred to herein as an “Indemnified Person”), from and against all claims, liabilities, losses or damages (or actions in respect thereof) or other reasonable expenses which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or its affiliates; (ii) any transaction contemplated by this Agreement; or (iii) any advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement; or (B) are otherwise related to or arise out of Stifel’s services provided under this Agreement on behalf of the Company. The Company will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to the preceding sentence to the extent that are judicially determined to have resulted primarily from an Indemnified Person’s gross negligence or willful misconduct. In addition, the Company agrees to reimburse each Indemnified Person for all reasonable out-of-pocket expenses (including fees and expenses of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party, or in connection with enforcing the rights of such Indemnified Person under this Attachment A.

(b)	If for any reason the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such claim, liability, loss, damage or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Stifel on the other, but also the relative fault of the Company and the Indemnified Persons, as well as any relevant equitable considerations, subject to the limitation that in any event the aggregate contribution of all Indemnified Persons to all losses, claims, liabilities, damages and expenses shall not exceed the amount of fees actually received by Stifel pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and Stifel on the other with respect to any transaction or proposed transaction contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value the transaction or proposed transaction bears to (ii) the fees paid to Stifel with respect to such transaction.

(c)	No Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any other party in connection with any transaction contemplated by this Agreement or any advice or services rendered by any Indemnified Person pursuant to this Agreement, except for any liability for losses, claims, damages or liabilities to the extent judicially determined to have resulted primarily from an Indemnified Person’s gross negligence or willful misconduct. The Company agrees that in no event will any Indemnified Person be liable or obligated in any manner for any damages (including, but not limited to, actual, consequential, exemplary or punitive damages or lost profits) in excess of the fees actually received by Stifel pursuant to this Agreement and the Company agrees not to seek or claim any such damages or profits in any circumstance.

(d)	The Company agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification would reasonably be expected to be sought from the Company by any Indemnified Person (whether any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Indemnified Persons hereunder from all liability arising out of such claim, action, suit or proceeding. In addition, the Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person, without Stifel’s prior written consent. No Indemnified Person will settle or compromise any claim for which it seeks indemnification or contribution hereunder without the prior written consent of the Company, not to be unreasonably withheld, delayed or conditioned.

(e)	To the extent officers or employees of Stifel appear as witnesses, are deposed, or otherwise are involved in or assist with any action, hearing or proceeding related to or arising from any transaction or proposed transaction contemplated by this Agreement or Stifel’s engagement hereunder, or in a situation where such appearance, involvement or assistance results from Stifel’s engagement hereunder, the Company will pay Stifel, in addition to the fees set forth above, Stifel’s customary per diem charges. In addition, if any Indemnified Person appears as a witness, is deposed or otherwise is involved in any action relating to or arising from any transaction or proposed transaction contemplated by this Agreement or Stifel’s engagement hereunder, or in a situation where such appearance, involvement or assistance results from Stifel’s engagement hereunder, the Company will reimburse such Indemnified Person for all expenses (including fees and expenses of counsel) incurred by it by reason of it or any of its personnel being involved in any such action.

(f)	The Company waives any right to a trial by jury with respect to any claim or action arising out of this Agreement or the actions of Stifel, and consents to personal jurisdiction, service of process and venue in any court in which any claim covered by the provisions of this Attachment A may be brought against an Indemnified Person for purposes of this Attachment A.

(g)	The provisions of this Attachment A shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, and shall survive the expiration or termination of this Agreement and the closing or consummation of any transaction or proposed transaction contemplated by this Agreement or the other completion of Stifel’s services with respect thereto.

(h)	The Company hereby acknowledges and agrees that: (i) all rights, claims, demands or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) of the Company that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are those solely of) Stifel; (ii) no party other than Stifel, including without limitation any director, officer, employee, stockholder, affiliate, agent, attorney or representative of, and any financial advisor or lender to, Stifel (“Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) to the Company for any rights, claims, demands, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and (iii) to the maximum extent permitted by law, the Company hereby waives and releases all such rights, liabilities, claims, demands, causes of action, and obligations against any such Nonparty Affiliates.

(i)	In the event the Company proposes to engage in any sale, distribution or liquidation of all or a significant part of its assets, or any merger or consolidation and the Company is not to be the surviving or resulting corporation or entity in such merger or consolidation, the Company will give prompt prior notice thereof to Stifel and will make proper provision in a manner reasonably satisfactory to Stifel so that the Company’s obligations hereunder are expressly assumed by the other party or parties to such transaction.

(j)	If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein will remain in full force and effect and will in no way be affected, impaired or invalidated. The parties will substitute for any invalid, void or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid and enforceable, the intent and purpose of such invalid, void or unenforceable provision.

(k)	Notwithstanding anything to the contrary contained herein, the provisions of this Attachment A shall in all cases be subject to Section IV(H) of this Agreement.

ATTACHMENT B – REQUIRED WAIVER DISCLOSURE

The Company shall provide the following Required Waiver Disclosure to each Investor as provided in Section II(I)(b), which is required to be made as a result of the SEC Order referred to below (which may be viewed at https://www.sec.gov/rules/other/2016/33-10263.pdf), and related Application for Securities Act Waivers (which may be viewed at https://www.sec.gov/divisions/corpfin/cf-noaction/2016/stifel-nicolaus-120616-506d.pdf), each of which are dated December 6, 2016:

Required Waiver Disclosure

On December 6, 2016, a final judgment (the “Judgment”) was entered against Stifel, Nicolaus & Company, Incorporated (“Stifel”) by the United States District Court for the Eastern District of Wisconsin (Civil Action No. 2:11-cv-00755) resolving a civil lawsuit filed by the U.S. Securities & Exchange Commission (the “SEC”) in 2011 involving violations of several antifraud provisions of the federal securities laws in connection with the sale of synthetic collateralized debt obligations to five Wisconsin school districts in 2006. As a result of the Judgment: (i) Stifel is required to cease and desist from committing or causing any violations and any future violations of Section 17(a)(2) and 17(a)(3) of the Securities Act; and (ii) Stifel and a former employee were jointly liable to pay disgorgement and prejudgment interest of $2.5 million. Stifel was also required to pay a civil penalty of $22.0 million, of which disgorgement and civil penalty Stifel was required to pay $12.5 million to the school districts involved in this matter.

Simultaneously with the entry of the Judgment, the SEC issued an Order granting Stifel a waiver from, among other things, the application of the disqualification provisions of Rule 506(d)(1)(iv) of Regulation D under the Securities Act.

A copy of the Judgment is available on the SEC’s website at: https://www.sec.gov/litigation/litreleases/2016/lr23700-final-judgment.pdf.